Exhibit 10.25

AMENDMENT TO CONSULTING AGREEMENT

This Amendment to the Consulting Agreement (the “Amendment”), dated June 30, 2024, by and Between Mercury Capital, LLC, a Delaware limited liability company (“Sponsor”) and Cooper Advisers LLC, a Delaware limited liability company (“Consultant” and, collectively, the “Parties”).

WITNESSETH:

WHEREAS, the Parties entered into that Consulting Agreement, dated February 12, 2024 (the “Consulting Agreement”); and

WHEREAS, the Parties desire to amend some of the obligations of the Parties as set forth in the Consulting Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, it is agreed as follows:

SECTION 1. AMENDMENTS TO CONSULTING AGREEMENT

1.1	Section 3.2 of the Consulting Agreement is hereby amended in its entirety with the following:

“On March 1, 2024, Mercury Capital shall enter into a Securities Transfer Agreement (the “Transfer Agreement”) between Consultant and Mercury Capital.”

1.2	Section 3.3 of the Consulting Agreement is hereby amended in its entirety with the following:

“In addition, the Company shall cause the SPAC to pay the Consultant a success fee in the amount of $50,000 (Fifty Thousand Dollars) (the “Success Fee”) at the closing of the Business Combination.”

1.3	Section 11.2 of the Consulting Agreement is hereby amended in its entirety with the following:

“This Agreement and the Transfer Agreement constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. The provisions of this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they will not be construed as conferring any rights to any third party (including any third party beneficiary rights).”

SECTION 2. MISCELLANEOUS

2.1	Effective Date: The Parties hereby intend and agree that amendments to the Agreement set forth in Section 1 of this Amendment shall be effective as of February 12, 2024, and at all times thereafter, with the same force and effect as if this Amendment had been executed on that date.

2.2	Governing Law; Jurisdiction. The construction, interpretation and performance of this Amendment shall be governed by the laws of the State of New York. Any and all disputes which may arise between the Parties as a result of or in connection with this Amendment, its interpretation, performance or breach shall be brought and enforced in the courts of the state of New York.

2.3	Entire Agreement. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on date hereof. The Agreement, as so amended, including its preamble and exhibits, and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof and supersede all prior agreements and understandings relating thereto.

2.4	Titles and Subtitles. The titles of the sections and subsections of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

2.5	Counterparts. This Amendment may be signed in counterparts, each of which shall be deemed to be an original, and together shall constitute one and the same instrument. The Parties may execute this Amendment via facsimile.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have duly executed this Amendment as of the date first written above.

SPONSOR:
MERCURY CAPITAL LLC

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	Managing Member

CONSULTANT:
COOPER ADVISERS LLC

By:	/s/ Steven Handwerker
Name:	Steven Handwerker
Title:	Principal

[Signature Page to Amendment to Consulting Agreement]